NSAR ITEM 77O
April 1, 2003 - September 30, 2003
VK California Insured Tax Free Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase


1           California       USB Financial   5,000   0.431%        8/06/03
            Infrastructure    Services, Inc.

2          San Diego CA     Bank of America 2,565,000 0.811%       8/07/03
        Unified School District

Underwriting Participants for # 1
UBS Financial Services Inc.
Citigroup
Merrill Lynch & Co.
Fidelity Capital Markets
First Albany Corporation
Goldman, Sachs & Co.
Great Pacific Securities
Henderson Capital Partners, LLC
JP Morgan
Lam Securities Investments Inc.
Lehman Brothers
Morgan Stanley
Prager, Sealy & Co., LLC
Quick & Reilly Inc.
RBC Dain Rauscher
Redwood Securities Group, Inc.
Roberts and Ryan Investments Inc.
Stone & Youngberg LLC

Participating Underwriters for #2

Banc of America Securities LLC
Citigroup
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Stone & Youngberg LLC
Loop Capital Markets, LLC
Ramirez & Co., Inc.